EXHIBIT 99.1


                       SIMTROL AND IDS FORM JOINT VENTURE

Firms To Launch Video Arraignment Solution Based On Success At Oakland County, Michigan NORCROSS, GA - FEBRUARY 15, 2006 - (Business Wire) Simtrol, Inc. (OTCBB: SMRL), a designer and developer of Windows-based control software solutions that enable enterprise-wide command, control, monitoring, diagnostics and scheduling of otherwise incompatible devices including audiovisual ("AV"), security and other communication assets, today announced they have formed a joint venture with Integrated Digital Systems, LLC ("IDS"), a multifaceted integrator based in Livonia, Michigan to develop and sell a judicial arraignment solution based on the success of a deployment in Oakland County, Michigan. The new joint venture, Justice Digital Solutions ("JDS"), is headquartered in Michigan, with its development staff and testing center located in Atlanta. JDS will immediately begin marketing to county governments in the United States and foreign governments around the world.

Under the agreement, IDS and Simtrol each own fifty percent of JDS. Simtrol Chief Executive Officer Rick Egan will serve as JDS' Chief Executive Officer and IDS Chief Executive Officer Bob Deuby will serve as JDS' Chief Operating Officer.

JDS will initially launch a judicial arraignment solution, currently codenamed Rivet, based on the powerful OakVideo platform developed by Oakland County and IDS. Oakland County licensed the platform to IDS as part of a unique relationship that allows IDS to develop, market and sell solutions utilizing this dynamic software platform. Oakland County will receive future software enhancements free of charge, as well as royalties on future sales of the software platform.

The judicial arraignment platform was developed to avoid the dangerous and costly logistical problems associated with the transport of prisoners and the overcrowding of court dockets. By integrating videoconferencing, digital document management, digital signatures and evidence into a unified platform, the solution substantially reduces the time and money associated with transporting prisoners to and from court for arraignments, while significantly improving court security and lowering law enforcement costs. Further details regarding the OakVideo platform may be found on Oakland County's website, www.oakgov.com/oakvideo/overview. For information regarding the partnership between Oakland County and IDS, please visit www.oakgov.com/oakvideo/news/ids_partnership.html.

Bob Deuby stated, "The IDS and Simtrol joint venture is an exciting opportunity for both companies. We have worked closely with Oakland County for the past several years co-developing the judicial arraignment solution into the powerful platform it is today. What makes this application unique is that it integrates audio, video, and workflow management seamlessly, where other solutions are capable only of handling part of the process. Law enforcement and judicial experts with a deep understanding of the arraignment process and problems facing the law enforcement community developed the application. Oakland County invested millions of dollars into this platform and has seen immediate returns on its investment. We have given demonstrations to leaders in the hardware and software industries, leading video and information technology integrators, and government officials from states and counties across the country and countries around the world. Their consistent response is that there is nothing like this application in the market today. We look forward to further developing this technology and bringing this powerful solution to governments around the world."

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Mr. Deuby continued, "In Simtrol, we found the perfect partner. With the addition of Simtrol's highly sophisticated device control and monitoring capabilities, we will significantly expand the audio and video capabilities of the judicial arraignment software and can more rapidly deploy the software solution in other counties across the country. Simtrol's software provides optimal uptime and diagnostic capabilities for the numerous devices in courtrooms, jails, holding cells and police stations. We evaluated all the device control and monitoring systems in the market today and felt strongly that Simtrol's open software architecture and development expertise best complemented OakVideo's powerful docket management capabilities. We look forward to helping Oakland County realize even more benefit from their software, which will be invaluable as the joint venture launches this first product. We will have a powerful customer reference to showcase the combined capabilities of this robust software application."

Rick Egan commented, "We are honored and excited that IDS chose Simtrol as its joint venture partner to make this judicial arraignment solution even more powerful and flexible. As exhibited in Oakland County, this software can save counties millions of dollars per year by reducing defendant transportation costs, prisoner housing costs, transportation costs associated with obtaining warrants, police overtime and, most importantly, allows police officers to be more quickly redeployed to provide safety to citizens. We believe our product is an ideal solution in the post-September 11th environment because it increases police presence on the streets, increases first responder capabilities, all while saving counties millions of dollars per year. Our easily scalable solution provides an attractive return on investment for the more than 3,000 counties in the United States, regardless of size. These benefits, all realized by Oakland County today, make this an exciting opportunity for all involved: Oakland County, future government customers and their citizens, as well as IDS and Simtrol shareholders."

ABOUT SIMTROL

Simtrol, Inc. is a designer and developer of Windows-based software solutions that enable the command, control, and monitoring of otherwise incompatible devices including audiovisual, security and other communication assets for corporate, educational, and government enterprises. The Company's device control product, ONGOERTM provides control for devices by enabling a PC to become a robust and reliable control platform that is easy to configure, easy to program, and easy to use. OnGuard, the Company's asset management product, provides remote, server-based proactive monitoring, management and diagnostics as it collects real-time information from ONGOER installations to provide instant status, control, notification, and reporting functions.

For more information about Simtrol, please visit www.simtrol.com.

ABOUT IDS

Integrated Digital Systems, LLC (IDS) is a multifaceted integrator headquartered in Livonia, Michigan. The IDS management team combines 50 years of experience in traditional AV applications to provide unique solutions both inside and outside the traditional AV market. IDS is a master subcontractor to SBC and has acted as their integration specialist since 2001. IDS' principals recently formed a cable infrastructure company to complement their integration capabilities and to provide its clientele an end-to-end performance guarantee.

For more information, please contact Robert Deuby at 734-637-1387.

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ABOUT JUSTICE DIGITAL SOLUTIONS

For more information about Justice Digital Solutions, please visit www.justicedigital.com.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; (iv) the Company's new or future product offerings. The words "may," "would," "could," "will," "expect," "estimate," "anticipate," "believe," "intend," "plans," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control. Actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are liquidity and other capital resources issues, fluctuations in its quarterly results, competition and the other factors discussed in detail in the Company's filings with the Securities and Exchange Commission.

ONGOER is a trademark of Simtrol. All other brands, logos, products or company names are the copyrights and/or trademarks of their respective holders.